July 13, 2009

VIA FACSIMILE (469) 246-4111

Tracey McKoy
Division of Corporation Finance
United States Securites & Exchange Commission
100 F. Street NE
Washington, D.C. 20549-4631

           Re:      Your File No. 0-16401; Our File No. 2446-B-7.2

     Dear Ms. McKoy:

            This letter follows a telephone conversation with you in response to our letter we sent you dated June 13, 2009 which, in turn, was a response to  your letter dated June 10, 2009 addressed  to Timothy Busch, Chairman of the Board of Advanced Materials Group, Inc.
     (“Company”).

            On July 2, 2009, the Company and its wholly-owned subsidiary Advanced Materials, Inc. ("AMI," and collectively with the Company, the "Debtors")
    filed voluntary petitions for relief    under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), in the United States Bankruptcy
    Court  for the Central District of California  (the "Bankruptcy Court") (Case Nos. 8:09-16529 TA and 8:09-16548 TA, respectively). The Debtors will continue to operate their business as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

    As soon as the Debtors have satisfactorily completed all internal investigations and all financial records are thoroughly scrutinized and found to be accurate, the Company will file the necessary amendments with the SEC.  Following such filings, the Company will address the comments in your initial letter dated
    June 10, 2009 and verify the accuracy of all such amended filings and communications with the SEC.

    We continue to fully cooperate with all SEC representatives involved in this matter.

    Very truly yours,

    ADVANCED MATERIALS, INC.

    /s/ Marty Lehman
     MARTY LEHMAN
     Interim President